Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form S-3 (No. 333-53688) of our report dated May 7, 2002 relating to the balance sheet of CIT Equipment Collateral 2002-VT1, which appears in the related Prospectus Supplement of CIT Equipment Collateral 2002-VT1. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.

PricewaterhouseCoopers LLP

New York, New York
May 13, 2002